                              STANDSTILL AGREEMENT


         Standstill Agreement ("Agreement") dated as of ____________ __, 1998 between Advanced Communications Group, Inc. (the "Company"), a Delaware corporation and Mr. Rod K. Cutsinger, a resident in the State of Texas.

         WHEREAS, the Company intends to conduct an initial public offering of its shares of common stock ("Shares") in conjunction with the consummation of the acquisition of certain target companies (the "Transaction").

         WHEREAS, the Company and Cutsinger are entering into this Agreement to establish certain arrangements with respect to the relationships between them.

         WHEREAS, the Company and Cutsinger believe that these arrangements will be in the best interests of the Company and all of its stockholders including Cutsinger.

         NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         1.1 The terms "beneficial ownership", "person" and "group" shall have the respective meanings ascribed to such terms pursuant to Regulation 13D-G adopted by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof. The term "affiliate" shall have the meaning ascribed to such term pursuant to Rule 12b-2 under the Exchange Act, as in effect on the date hereof.

         1.2 "Company Voting Securities" shall mean, collectively, common stock, any preferred stock of the Company that is entitled to vote generally for the election of directors, any other class or series of Company securities that is entitled to vote generally for the election of directors and any other securities, warrants, options or rights of any nature (whether or not issued by the Company) that are convertible into, exchangeable for, or exercisable for the purchase of, or otherwise give the holder thereof any rights in respect of, common stock, Company preferred stock that is entitled to vote generally for the election of directors, or any other class or series of Company securities that is entitled to vote generally for the election of directors.

         1.3 "Consolidation Partners" shall mean Consolidation Partners L.L.C., a Texas limited liability company.

         1.4 "CPFF" shall mean Consolidated Partners Founding Fund, L.L.C., a Texas limited liability company.

         1.5 "Cutsinger" shall mean (i) Rod K. Cutsinger, and (ii) any affiliate of Rod K. Cutsinger (excluding any member of his immediate family)

         1.6 "Disinterested Directors" means directors of the Company who have no financial interest in and are not otherwise associated with CPFF, Consolidated Partners and any other affiliate of Cutsinger, and who are "disinterested directors" as that term is used in Section 144 of the Delaware General Corporate Law.

         1.7 "Effective Date" means the Closing Date as defined in the Underwriting Agreement, dated as of 1998 between the Company and PaineWebber Incorporated and CIBC Oppenheimer Corp., as Representatives of the several Underwriters.

         1.8 The "Maximum Permitted Voting Power" at any measurement date shall mean all Company Voting Securities owned by Cutsinger, that are outstanding as of the date hereof or issued by the Company after the date hereof, pursuant to a stock split or a stock dividend or upon exercise of options granted under the Company's Non-Qualified Stock Option Plan for Non-Employee Directors.

         1.9 The "Termination Date" means the earliest of (i) the third anniversary of the Effective Date, (ii) the date on which Rod K. Cutsinger is removed as a director of the Company without his prior written consent, or
(iii) unless he has previously tendered his written resignation as a director of the Company or a statement that he does not wish to stand for election as a director of the Company in the year 2000, the date in the year 2000 on which Rod K. Cutsinger ceases to be a member of the Board of Directors of the Company.

                                   ARTICLE II

                                   STANDSTILL

         2.1 Acquisition of Company Voting Securities. Prior to the Termination Date, Cutsinger shall not, directly or indirectly (through CPFF, Consolidation Partners or otherwise), acquire, offer to acquire, agree to acquire, become the beneficial owner of or obtain any rights in respect of any Company Voting Securities, by purchase or otherwise, or take any action in furtherance thereof, if the effect of such acquisition, agreement or other action would be (either immediately or upon consummation of any such acquisition, agreement or other action, or expiration of any period of time provided in any such acquisition, agreement or other action) to increase the aggregate beneficial ownership of Company Voting Securities by Cutsinger to such number of Company Voting Securities that have greater than the Maximum Permitted Voting Power.

         2.2 Proxy Solicitations, etc. Prior to the Termination Date, Cutsinger shall not solicit proxies, assist any other person in any way, directly or indirectly (through CPFF, Consolidation Partners or otherwise), in the solicitation of proxies, become a "participant" in a "solicitation" or assist any "participant" in a "solicitation" (as such terms are defined in Rule 14a-1 of Regulation 14A under the Exchange Act) in opposition to nominees for directors proposed by the Board of Directors of the Company or submit any proposal for the vote of stockholders of the Company.

         2.3 No Voting Trusts, Pooling Agreements, or Formation of "Groups". Prior to the Termination Date, Cutsinger shall not (i) form, join or in any other way participate in a partnership, pooling agreement, syndicate, voting trust or other "group" with respect to Company Voting Securities (other than Consolidation Partners) or (ii) enter into any agreement or arrangement or otherwise act in concert with any other person other than the Company or Consolidation Partners for the purpose of acquiring, holding, voting or disposing of Company Voting Securities.

         2.4 No Solicitation of Bidders. Prior to the Termination Date, Cutsinger shall not directly or indirectly (through CPFF, Consolidation Partners or otherwise) assist, encourage or induce any person to bid for or acquire outstanding Company Voting Securities in any transaction or series of related transactions (except or may be approved by a majority of the Disinterested Directors).

         2.5 Non-Circumvention. Prior to the Termination Date, Cutsinger shall not take any action, alone or in concert with any other person to circumvent the limitations of the provisions of Articles II and III of this Agreement. Prior to the Termination Date, Cutsinger shall not (i) present to the Company or to any third party any proposal that can reasonably be expected to result in any increase beyond the Maximum Permitted Voting Power of Company Voting Securities beneficially owned in the aggregate by Cutsinger, (ii) publicly suggest or announce his willingness or desire to engage in a transaction or group of transactions that would result in any increase beyond the Maximum Permitted Voting Power of Company Voting Securities beneficially owned in the aggregate by Cutsinger, or (iii) initiate, request, induce or attempt to induce or give encouragement to any other person to initiate any proposal that can reasonably be expected to result in any increase beyond the Maximum Permitted Voting Power of Company Voting Securities beneficially owned in the aggregate by Cutsinger.

                                  ARTICLE III

                VOTING OF COMPANY SECURITIES AND RELATED MATTERS

         3.1 Board Election. Prior to the Termination Date, Cutsinger shall vote all Company Voting Securities owned of record by Cutsinger, and shall cause all Company Voting Securities owned beneficially by Cutsinger to be voted, with respect to the election or removal of directors of Company, or any other matter that may be presented to the stockholders of the Company that would relate to a possible change of control of the Company in accordance with the recommendations of a majority of Disinterested Directors.

         3.2 Stockholders Meetings. Prior to the Termination Date, Cutsinger shall be present, in person or by proxy, at all meetings of stockholders of the Company so that all Company Voting Securities owned of record or beneficially owned by Cutsinger may be counted for the purpose of determining the presence of a quorum at such meetings.


                                   ARTICLE IV

                                 MISCELLANEOUS

         4.1 Term of Agreement; Certain Provisions Regarding Termination. This Agreement shall have a term from the Effective Date until the Termination Date, and shall not be terminated for whatever reason until the Termination Date.

         4.2 Remedies.

         (1) Cutsinger and the Company acknowledge and agree that (i) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the parties hereto, and (ii) the parties would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement by the other party (or its affiliates) without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof and thereof in any court of the United States or any state thereof having jurisdiction, which rights shall be cumulative and in addition to any other remedy to which the parties may be entitled hereunder or at law or equity.

         (2) In addition to any other remedy the Company may have under this Agreement or in law or equity, if Cutsinger shall acquire or transfer any Company Voting Securities in violation of this Agreement, such Company Voting Securities which are in excess of the number permitted to be owned or controlled by Cutsinger or which have been transferred by Cutsinger in violation of the provisions of this Agreement may not be voted by the owner thereof or any proxy therefor.

         4.3 Additional Cutsinger Parties; Several Obligations. All of the liabilities and obligations under this Agreement of Cutsinger shall be joint and several. Each member of Cutsinger that shall become or have the right to become the beneficial owner, within the meaning and scope of Section 1.1 hereof, of Company Voting Securities shall, promptly upon becoming such owner or holder, execute and deliver to the Company a joinder agreement, agreeing to be legally bound by this Agreement to the same extent as if it had signed this Agreement as an original signatory as a member of Cutsinger; provided that failure to execute such an agreement shall not excuse such member's non-compliance with any provision of this Agreement. No member of Cutsinger shall transfer securities to another member of Cutsinger unless the transferee shall agree to be bound by this Agreement in the manner specified above in this
Section 4.3.

         4.4 Notices. All notices, and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, facsimile, to the appropriate address or facsimile number set forth below (or at such other address or facsimile number for a party as shall be specified by like notice):

         if to Cutsinger:





         with copy to:





         if to the Company:




         4.5 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The parties hereto agree that they will use their best efforts at all times to support and defend this Agreement.

         4.6 Amendments. This Agreement may be amended only by an agreement in writing signed by each of the parties hereto; provided, however, that any amendment executed by the Company must prior thereto be approved by a majority of the Disinterested Directors.

         4.7 Governing Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Delaware without regard to its conflict of law rules and principles.

         4.8 Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         4.9 Counterparts; Facsimile Signatures. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, bears the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against the party whose signature appears thereon, or on whose behalf such counterpart is executed, but all of which taken together shall be one and the same agreement. A facsimile copy of a signature of a party to this Agreement or any such counterpart shall be fully effective as if an original signature.

         4.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto, but in no event shall be binding upon the purchaser of any Company Voting Securities from Cutsinger.

         IN WITNESS WHEREOF, Advanced Communications Group, Inc. and Rod K. Cutsinger have executed this Standstill Agreement as of the date first above written.


                                            Cutsinger



                                            ----------------------------------
                                            By: Rod K. Cutsinger


                                            Advanced Communications Group, Inc.


                                            -----------------------------------
                                            By: Richard P. Anthony, Chairman,
                                                  President and Chief Executive
                                                  Officer